Exhibit 21.1

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation or Organization
48th Street Holding LLC	Delaware
Grand Vacations Realty, LLC	Delaware
Grand Vacations Services, LLC	Delaware
Grand Vacations Title, LLC	Delaware
HGV Depositor LLC	Delaware
Hilton Grand Vacations Borrower Inc.	Delaware
Hilton Grand Vacations Borrower LLC	Delaware
Hilton Grand Vacations Club, LLC	Delaware
Hilton Grand Vacations Company, LLC	Delaware
Hilton Grand Vacations Financing, LLC	Delaware
Hilton Grand Vacations Italy S.R.L.	Italy
Hilton Grand Vacations Japan, LLC	Japan
Hilton Grand Vacations Management, LLC	Nevada
Hilton Grand Vacations Parent LLC	Delaware
Hilton Grand Vacations Trust I LLC	Delaware
Hilton Grand Vacations Trust 2013-A	Delaware
Hilton Grand Vacations Trust 2014-A	Delaware
Hilton Grand Vacations UK Limited	United Kingdom
Hilton Kingsland 1, LLC	Delaware
Hilton Resorts Corporation	Delaware
Hilton Resorts Marketing Corp.	Delaware
Hilton Resorts Marketing Korea, LLC	Republic of Korea
Hilton Travel, LLC	Delaware
HRC Islander LLC	Delaware
WBW CHP LLC	Hawaii